Exhibit 99.1

Charles River Laboratories Announces Fourth-Quarter and Full-Year 2016 Results from Continuing Operations and Provides 2017 Guidance

– Fourth-Quarter Revenue of $466.8 Million and Full-Year 2016 Revenue of $1.68 Billion –

– Fourth-Quarter GAAP Earnings per Share of $0.93 and Non-GAAP Earnings per Share of $1.21 –

– Full-Year GAAP Earnings per Share of $3.22 and Non-GAAP Earnings per Share of $4.56 –

– Provides 2017 Guidance –

– Divests Contract Development and Manufacturing Business for $75 Million –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 14, 2017--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2016 and provided guidance for 2017. For the quarter, revenue from continuing operations was $466.8 million, an increase of 31.9% from $353.9 million in the fourth quarter of 2015. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments. Research Models and Services revenue also increased.

The acquisitions of WIL Research, Agilux Laboratories, Blue Stream Laboratories, and Oncotest contributed 20.9% to consolidated fourth-quarter revenue growth, both on a reported basis and in constant currency. The addition of a 53rd week at the end of 2016, which is periodically required to align to a December 31st calendar year end, contributed approximately 5.1% to reported fourth-quarter revenue growth. The impact of foreign currency translation reduced reported revenue growth by 2.4%. Excluding the effect of these items, organic revenue growth was 8.3%.

On a GAAP basis, net income from continuing operations attributable to common shareholders was $44.7 million for the fourth quarter of 2016, an increase of 36.4% from $32.8 million for the same period in 2015. Fourth-quarter diluted earnings per share on a GAAP basis were $0.93, an increase of 34.8% from $0.69 for the fourth quarter of 2015.

On a non-GAAP basis, net income from continuing operations was $58.3 million for the fourth quarter of 2016, an increase of 23.3% from $47.3 million for the same period in 2015. Fourth-quarter diluted earnings per share on a non-GAAP basis were $1.21, an increase of 21.0% from $1.00 per share for the fourth quarter of 2015. Both the GAAP and non-GAAP earnings per share increases were driven primarily by the acquisition of new businesses, notably WIL Research, as well as higher revenue for legacy operations.

A gain from the Company’s venture capital investments contributed $0.02 per share in the fourth quarter of 2016, compared to a negligible impact for the same period in 2015.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our fourth-quarter results provided a strong finish to an exceptional year in which we met our long-term revenue goals for all of our businesses except Discovery, and our long-term operating margin targets for the three business segments. We were very pleased that three of our businesses, Safety Assessment, Microbial Solutions, and Biologics Testing Solutions, reported low-double-digit organic revenue growth for the full year. Client demand for our unique portfolio of essential products and services remained strong across each of our client segments, particularly for our biotechnology clients, who were the primary driver of our revenue growth in 2016.”

“Our continued investments to broaden our early-stage portfolio, the scientific expertise of our staff, our focus on productivity and efficiency initiatives, and our ability to offer flexible partnership structures are the primary reasons that we are the partner of choice for many of our clients. Based on our view of the opportunities in 2017, we believe we will again deliver high single-digit organic revenue growth and earnings per share growth at a faster rate than revenue,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $124.7 million in the fourth quarter of 2016, an increase of 9.5% from $113.8 million in the fourth quarter of 2015. Organic revenue growth was 5.7%. Revenue growth was driven primarily by higher sales of research model services, and sales of research models also increased.

In the fourth quarter of 2016, the RMS segment’s GAAP operating margin increased to 26.7% from 24.1% in the fourth quarter of 2015. On a non-GAAP basis, the operating margin increased to 27.3% from 25.4% in the fourth quarter of 2015. Both the GAAP and non-GAAP operating margin increases were due primarily to higher sales volume and the benefit of efficiency initiatives.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $241.7 million in the fourth quarter of 2016, an increase of 50.6% from $160.5 million in the fourth quarter of 2015. Growth was driven primarily by the acquisitions of WIL Research, Agilux Laboratories, and Oncotest, which contributed 41.6% to DSA revenue growth. Organic revenue growth was 7.9%. Low-double-digit growth in the legacy Safety Assessment business was partially offset by lower revenue for the legacy Discovery Services business, which declined due primarily to softer demand from global clients for Early Discovery services. Robust demand from biotechnology clients continued to drive revenue growth in the DSA segment.

In the fourth quarter of 2016, the DSA segment’s GAAP operating margin declined to 18.1% from 23.1% in the fourth quarter of 2015. The margin decline was due to costs associated with the evaluation and integration of acquisitions, including amortization of intangible assets, as well as the benefit from a tax law change in Quebec in the fourth quarter of 2015. On a non-GAAP basis, the operating margin decreased to 23.8% from 27.1% in the fourth quarter of 2015, due primarily to the tax law change in Quebec, which benefited both the GAAP and non-GAAP DSA operating margin by approximately 230 basis points in the fourth quarter of 2015. The acquisition of WIL reduced the fourth-quarter operating margin by approximately 100 basis points, and foreign exchange benefited the DSA operating margin by approximately 80 basis points due primarily to a weaker British pound.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $100.3 million in the fourth quarter of 2016, an increase of 26.2% from $79.5 million in the fourth quarter of 2015. The acquisitions of Blue Stream Laboratories and WIL Research’s contract development and manufacturing (CDMO) services contributed 9.2% to Manufacturing revenue growth in the fourth quarter of 2016. Organic revenue growth was 12.9%, primarily driven by robust growth in the Microbial Solutions and Biologics Testing Solutions businesses.

In the fourth quarter of 2016, the Manufacturing segment’s GAAP operating margin increased to 31.0% from 23.7% in the fourth quarter of 2015. The GAAP operating margin increase was primarily driven by lower acquisition costs related to Celsis, as well as leverage from higher revenue in the Microbial Solutions business. On a non-GAAP basis, the operating margin increased to 34.2% from 33.8% in the fourth quarter of 2015, driven by operating margin improvement in the Microbial Solutions business as a result of higher revenue and the benefit of efficiency initiatives.

Full-Year Results

For 2016, revenue increased by 23.3% to $1.68 billion from $1.36 billion in 2015. Organic revenue growth was 7.7%.

On a GAAP basis, net income from continuing operations attributable to common shareholders was $154.5 million in 2016, an increase of 2.8% from $150.3 million in 2015. Diluted earnings per share on a GAAP basis in 2016 were $3.22, an increase of 2.2% from $3.15 in 2015.

On a non-GAAP basis, net income from continuing operations was $218.9 million in 2016, an increase of 22.1% from $179.3 million in 2015. Diluted earnings per share on a non-GAAP basis in 2016 were $4.56, an increase of 21.3% from $3.76 in 2015.

Research Models and Services (RMS)

For 2016, RMS revenue was $494.0 million, an increase of 5.0% from $470.4 million in 2015. Organic revenue growth was 4.1%.

On a GAAP basis, the RMS segment operating margin increased to 27.6% in 2016 from 25.7% in 2015. On a non-GAAP basis, the operating margin increased to 28.4% in 2016 from 27.1% in 2015.

Discovery and Safety Assessment (DSA)

For 2016, DSA revenue was $836.6 million, an increase of 36.7% from $612.2 million in 2015. Organic revenue growth was 8.9%.

On a GAAP basis, the DSA segment operating margin decreased to 16.5% in 2016 from 19.9% in 2015. On a non-GAAP basis, the operating margin decreased to 22.7% in 2016 from 23.3% in 2015.

Manufacturing Support (Manufacturing)

For 2016, Manufacturing revenue was $350.8 million, an increase of 25.0% from $280.7 million in 2015. Organic revenue growth was 11.3%.

On a GAAP basis, the Manufacturing segment operating margin increased to 29.8% in 2016 from 26.6% in 2015. On a non-GAAP basis, the operating margin increased to 33.8% in 2016 from 32.6% in 2015.

Divests Contract Development and Manufacturing (CDMO) Business

Charles River completed the divestiture of its CDMO business on February 10, 2017, to Quotient Clinical, a portfolio company of specialist healthcare investment adviser GHO Capital Partners LLP, based in London, England, for $75.0 million in cash, subject to certain post-closing adjustments.

The CDMO business, which represented approximately 1% of Charles River’s 2016 consolidated revenue, provides services to support the formulation design and manufacture of oral drug dosages for biopharmaceutical clients, specializing in high-potency compounds. Charles River acquired the CDMO business in April 2016 as part of the acquisition of WIL Research. Following a strategic review, Charles River determined that the CDMO business was not optimized within Charles River’s portfolio at its current scale, and that the capital could be better deployed in other long-term growth opportunities.

2017 Guidance

The Company is providing the following revenue growth and earnings per share guidance for 2017. This guidance reflects the divestiture of the CDMO business.

2017 GUIDANCE (from continuing operations)
Revenue growth, reported	7.5% - 9.0%
Less: Contribution from acquisitions (1)	(~5.0% - 6.0%)
Add: Effect of CDMO divestiture	~1.0%
Add: Negative effect of 53rd week in 2016	~1.5%
Add: Negative effect of foreign exchange	~2.0% - 2.5%
Revenue growth, organic (2)	7.0% - 8.5%
GAAP EPS estimate (3)	$4.33-$4.43
Amortization of intangible assets	~$0.58
Charges related to global efficiency initiatives (4)	~$0.02
Acquisition/divestiture-related adjustments (5)	~$0.07
Non-GAAP EPS estimate	$5.00 - $5.10

Earnings per share in 2017 are expected to benefit from both higher revenue and operating margin expansion. The benefit is expected to be partially offset by foreign exchange, which is expected to reduce 2017 earnings per share by approximately $0.10, and lower gains from the Company’s venture capital investments. The Company’s 2016 earnings per share included a $0.13 gain on venture capital investments, and 2017 guidance includes an estimated $0.04 gain on these investments, consistent with the Company’s expected return on invested capital.

Footnotes to Guidance Table
(1) The contribution from acquisitions reflects only those acquisitions which were completed in 2016.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, the 53rd week, and foreign currency translation.
(3) GAAP earnings per share guidance does not include the expected net gain and tax impact related to the divestiture of the CDMO business because the disposition accounting has not yet been finalized.
(4) These charges relate primarily to the Company’s planned efficiency initiatives in 2017, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(5) These adjustments are related to the evaluation and integration of acquisitions and the divestiture of the CDMO business, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.

Webcast

Charles River has scheduled a live webcast on Tuesday, February 14, at 8:00 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Leerink Conference Presentation

Charles River will present at the Leerink 6th Annual Global Healthcare Conference in New York on Thursday, February 16, at 9:30 a.m. ET. Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on the Investor Relations section of the Charles River website at ir.criver.com. A webcast replay will be accessible through the same website approximately three hours after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges related to modifications of purchase options on remaining non-controlled equity interests, and re-measurement of previously held equity interests; charges, gains and losses attributable to businesses or properties we plan to close, consolidate or divest; severance and other costs associated with our efficiency initiatives; executive transition costs; a reversal of indemnification assets associated with acquisitions and corresponding interest; write-off of and adjustments to deferred financing costs and fees related to debt financing; gain on bargain purchase; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, the divestiture of the CDMO business, and the 53rd week. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings, including with respect to our ongoing investigation of inaccurate billing with respect to certain government contracts; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations (including the impact of Brexit); changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 12, 2016, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

Total revenue	$466,789	$353,850	$1,681,432	$1,363,302
Cost of revenue (excluding amortization of intangible assets)	286,908	213,276	1,034,766	832,210
Selling, general and administrative	98,481	81,461	367,548	300,414
Amortization of intangible assets	12,309	6,844	41,699	24,229
Operating income	69,091	52,269	237,419	206,449
Interest income	306	285	1,314	1,043
Interest expense	(7,510)	(3,821)	(27,709)	(15,072)
Other income (expense), net	1,838	1,259	11,897	3,008
Income from continuing operations, before income taxes	63,725	49,992	222,921	195,428
Provision for income taxes	18,450	16,729	66,835	43,391
Income from continuing operations, net of income taxes	45,275	33,263	156,086	152,037
Income (loss) from discontinued operations, net of income taxes	(48)	(902)	280	(950)
Net income	45,227	32,361	156,366	151,087
Less: Net income attributable to noncontrolling interests	547	477	1,601	1,774
Net income attributable to common shareholders	$44,680	$31,884	$154,765	$149,313

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$0.95	$0.71	$3.28	$3.23
Discontinued operations	$-	$(0.02)	$0.01	$(0.02)
Net income attributable to common shareholders	$0.95	$0.69	$3.29	$3.21
Diluted:
Continuing operations attributable to common shareholders	$0.93	$0.69	$3.22	$3.15
Discontinued operations	$-	$(0.02)	$0.01	$(0.02)
Net income attributable to common shareholders	$0.93	$0.67	$3.23	$3.13

Weighted average number of common shares outstanding
Basic	47,194	46,269	47,014	46,496
Diluted	48,265	47,415	47,958	47,634

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	December 31, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$117,626	$117,947
Trade receivables, net	364,050	270,068
Inventories	95,833	93,735
Prepaid assets	34,315	30,198
Other current assets	45,008	47,286
Total current assets	656,832	559,234
Property, plant and equipment, net	755,827	677,959
Goodwill	787,517	438,829
Client relationships, net	320,157	213,374
Other intangible assets, net	74,291	67,430
Deferred tax asset	28,746	40,028
Other assets	88,430	71,643
Total assets	$2,711,800	$2,068,497

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$27,313	$17,033
Accounts payable	68,485	36,675
Accrued compensation	93,471	72,832
Deferred revenue	127,731	81,343
Accrued liabilities	84,470	89,494
Other current liabilities	26,500	12,544
Current liabilities of discontinued operations	1,623	1,840
Total current liabilities	429,593	311,761
Long-term debt, net and capital leases	1,207,696	845,997
Deferred tax liabilities	55,717	48,223
Other long-term liabilities	159,239	89,062
Long-term liabilities of discontinued operations	5,771	7,890
Total liabilities	1,858,016	1,302,933
Redeemable noncontrolling interest	14,659	28,008
Total equity attributable to common shareholders	836,768	733,067
Noncontrolling interests	2,357	4,489
Total liabilities, redeemable noncontrolling interest and equity	$2,711,800	$2,068,497

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015
Research Models and Services
Revenue	$124,712	$113,841	$494,037	$470,411
Operating income	33,310	27,392	136,365	120,973
Operating income as a % of revenue	26.7%	24.1%	27.6%	25.7%
Add back:
Amortization of intangible assets related to acquisitions	577	792	2,353	3,083
Severance	139	172	757	1,338
Government billing adjustment and related expenses	-	141	634	477
Site consolidation costs, impairments and other items	-	418	207	1,833
Total non-GAAP adjustments to operating income	$716	$1,523	$3,951	$6,731
Operating income, excluding non-GAAP adjustments	$34,026	$28,915	$140,316	$127,704
Non-GAAP operating income as a % of revenue	27.3%	25.4%	28.4%	27.1%

Depreciation and amortization	$5,240	$5,936	$20,853	$22,526
Capital expenditures	$5,676	$5,287	$11,642	$17,398

Discovery and Safety Assessment
Revenue	$241,734	$160,514	$836,593	$612,173
Operating income	43,643	37,125	138,157	121,981
Operating income as a % of revenue	18.1%	23.1%	16.5%	19.9%
Add back:
Amortization of intangible assets related to acquisitions	8,675	3,337	27,743	13,969
Severance	197	354	7,684	1,068
Operating losses (2)	-	2,654	-	5,517
Acquisition related adjustments (3)	872	84	5,189	244
Site consolidation costs, impairments and other items	4,062	-	11,341	-
Total non-GAAP adjustments to operating income	$13,806	$6,429	$51,957	$20,798
Operating income, excluding non-GAAP adjustments	$57,449	$43,554	$190,114	$142,779
Non-GAAP operating income as a % of revenue	23.8%	27.1%	22.7%	23.3%

Depreciation and amortization	$20,588	$11,752	$71,816	$46,812
Capital expenditures	$13,633	$16,577	$27,493	$30,333

Manufacturing Support
Revenue	$100,343	$79,495	$350,802	$280,718
Operating income	31,096	18,803	104,543	74,675
Operating income as a % of revenue	31.0%	23.7%	29.8%	26.6%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	3,283	5,672	12,650	12,322
Severance	-	384	31	1,640
Acquisition related adjustments (3)	(55)	1,582	1,090	2,593
Site consolidation costs, impairments and other items	-	407	301	407
Total non-GAAP adjustments to operating income	$3,228	$8,045	$14,072	$16,962
Operating income, excluding non-GAAP adjustments	$34,324	$26,848	$118,615	$91,637
Non-GAAP operating income as a % of revenue	34.2%	33.8%	33.8%	32.6%

Depreciation and amortization	$6,884	$5,973	$25,566	$18,129
Capital expenditures	$4,000	$4,339	$12,247	$9,814

Unallocated Corporate Overhead	$(38,958)	$(31,051)	$(141,646)	$(111,180)
Add back:
Severance and executive transition costs	-	96	-	2,127
Acquisition related adjustments (3)	2,552	5,027	15,608	11,676
Total non-GAAP adjustments to operating expense	$2,552	$5,123	$15,608	$13,803
Unallocated corporate overhead, excluding non-GAAP adjustments	$(36,406)	$(25,928)	$(126,038)	$(97,377)

Total
Revenue	$466,789	$353,850	$1,681,432	$1,363,302
Operating income	69,091	52,269	237,419	206,449
Operating income as a % of revenue	14.8%	14.8%	14.1%	15.1%
Add back:
Amortization of intangible assets and inventory step-up related to acquisitions	12,535	9,801	42,746	29,374
Severance and executive transition costs	336	1,006	8,472	6,173
Operating losses (2)	-	2,654	-	5,517
Acquisition related adjustments (3)	3,369	6,693	21,887	14,513
Government billing adjustment and related expenses	-	141	634	477
Site consolidation costs, impairments and other items	4,062	825	11,849	2,240
Total non-GAAP adjustments to operating income	$20,302	$21,120	$85,588	$58,294
Operating income, excluding non-GAAP adjustments	$89,393	$73,389	$323,007	$264,743
Non-GAAP operating income as a % of revenue	19.2%	20.7%	19.2%	19.4%

Depreciation and amortization	$35,542	$25,551	$126,658	$94,881
Capital expenditures	$25,679	$28,244	$55,288	$63,252

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) This item includes operating losses related primarily to the Company's Shrewsbury, Massachusetts facility.

(3) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 26, 2015	December 31, 2016	December 26, 2015

Net income attributable to common shareholders	$44,680	$31,884	$154,765	$149,313
Less: Income (loss) from discontinued operations, net of income taxes	(48)	(902)	280	(950)
Net income from continuing operations attributable to common shareholders	44,728	32,786	154,485	150,263
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	20,302	21,120	85,588	58,294
Reversal of an indemnification asset associated with acquisition and corresponding interest (2)	-	-	54	10,411
Write-off (adjustments) of deferred financing costs and fees related to debt financing	-	-	987	721
Gain on bargain purchase (3)	15	96	15	(9,837)
Acquisition related adjustments (4)	-	-	815	-
Tax effect of non-GAAP adjustments:
Reversal of uncertain tax position associated with acquisition and corresponding interest (2)	-	-	-	(10,411)
Tax effect of the remaining non-GAAP adjustments	(6,719)	(6,684)	(23,025)	(20,106)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$58,326	$47,318	$218,919	$179,335

Weighted average shares outstanding - Basic	47,194	46,269	47,014	46,496
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	1,071	1,146	944	1,138
Weighted average shares outstanding - Diluted	48,265	47,415	47,958	47,634

Earnings per share from continuing operations attributable to common shareholders
Basic	$0.95	$0.71	$3.28	$3.23
Diluted	$0.93	$0.69	$3.22	$3.15

Basic, excluding non-GAAP adjustments	$1.24	$1.02	$4.66	$3.86
Diluted, excluding non-GAAP adjustments	$1.21	$1.00	$4.56	$3.76

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) These amounts represent the reversal of an uncertain tax position and an offsetting indemnification asset primarily related to the acquisition of BioFocus.

(3) The amounts relate to the acquisition of Sunrise Farms, Inc. and represents the excess of the estimated fair value of the net assets acquired over the purchase price.

(4) The amount represents a $1.5 million charge recorded in connection with the modification of the option to purchase the remaining 13% equity interest in Vital River, partially offset by a $0.7 million gain on remeasurement of previously held equity interest in an entity acquired in a step acquisition.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended December 31, 2016	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	31.9%	9.5%	50.6%	26.2%
Decrease (increase) due to foreign exchange	2.4%	0.8%	4.0%	1.5%
Contribution from acquisitions (2)	(20.9%)	0.0%	(41.6%)	(9.2%)
Effect of 53rd week	(5.1%)	(4.6%)	(5.1%)	(5.6%)
Non-GAAP revenue growth, organic (3)	8.3%	5.7%	7.9%	12.9%

For the twelve months ended December 31, 2016	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	23.3%	5.0%	36.7%	25.0%
Decrease (increase) due to foreign exchange	1.5%	0.2%	2.7%	0.8%
Contribution from acquisitions (2)	(15.8%)	0.0%	(29.2%)	(12.9%)
Effect of 53rd week	(1.3%)	(1.1%)	(1.3%)	(1.6%)
Non-GAAP revenue growth, organic (3)	7.7%	4.1%	8.9%	11.3%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The contribution from acquisitions reflects only those acquisitions which were completed during fiscal year 2016 and 2015.

(3) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the 53rd week, and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 31, 2016	December 26, 2015

Cash flows relating to operating activities	$300,375	$288,234
Cash flows relating to investing activities	(686,370)	(320,287)
Cash flows relating to financing activities	390,726	4,548
Cash flows used in discontinued operations	(2,056)	(1,876)
Effect of exchange rate changes on cash and cash equivalents	(2,996)	(12,695)
Net change in cash and cash equivalents	(321)	(42,076)
Cash and cash equivalents, beginning of period	117,947	160,023
Cash and cash equivalents, end of period	$117,626	$117,947

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com